     As filed with the Securities and Exchange Commission on August 7, 2000
                                                     Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        DITECH COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

             DELAWARE                                  94-3086355
    State of Incorporation)                (I.R.S. Employer Identification No.)

                             825 E. MIDDLEFIELD ROAD
                             MOUNTAIN VIEW, CA 94043
                                 (650) 623-1300
                    (Address of principal executive offices)

                    ATMOSPHERE NETWORKS, INC. 1997 STOCK PLAN

                                 --------------

                 INDIVIDUAL STOCK OPTION GRANT OUTSIDE OF A PLAN
                            (Full title of the plans)

                              TIMOTHY K. MONTGOMERY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        DITECH COMMUNICATIONS CORPORATION
                             825 E. MIDDLEFIELD ROAD
                             MOUNTAIN VIEW, CA 94043

                                 (650) 623-1300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:

                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

 TITLE OF SECURITIES TO BE       AMOUNT TO BE         PROPOSED MAXIMUM          PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
       REGISTERED                 REGISTERED      OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE           FEE (1)
--------------------------       -------------    ------------------------  ------------------------    ----------------------
Common Stock (par value
$0.001)(2)                         122,236                 $34.75(3)                $4,247,701                  $1,122
--------------------------       -------------    ------------------------  ------------------------    ----------------------
Common Stock (par value
$0.001) (4)                        350,000                 $61.50                  $21,525,000                  $5,683
--------------------------       -------------    ------------------------  ------------------------    ----------------------
TOTAL                              472,236                                         $25,772,701                  $6,805
--------------------------       -------------    ------------------------  ------------------------    ----------------------

================================================================================
(1) The registration fee is calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(2)  Shares subject to options under the Atmosphere Networks, Inc. 1997 Stock
     Plan.

(3)  Weighted average of the offering price per share.

(4) Shares subject to options under an Individual Stock Option Grant outside of a Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Ditech Communication Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's annual report on Form 10-K for the fiscal year ended April 30, 2000, filed on July 31, 2000 pursuant to Section 15(d) of the Securities Act of 1934, as amended (the "Exchange Act").

         (b) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act on Form 8-A on May 28, 1999.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

         Not Applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's certificate of incorporation limits the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware as it currently exists. Consequently, subject to the General Corporation Law of the State of Delaware, no director will be personally liable to the Company or its shareholders for monetary damages resulting from his or her conduct as a director, except liability for (1) acts or omissions involving intentional misconduct or knowing violations of law; (2) unlawful distributions; or (3) transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

         The Company's certificate of incorporation also provides that the Company may indemnify any individual made a party to a proceeding because that individual is or was a director or officer, and this right to indemnification will continue as to an individual who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors or administrators. Any repeal of or modification to our certificate of incorporation may not adversely affect any right of a director or officer who is or was a director or officer at the time of any repeal or modification. To the extent the provisions of our certificate of incorporation provide for indemnification of directors or officers for liabilities arising under the Securities Act 1933, those provisions are, in the opinion of the Securities and Exchange Commission (the "Commission"), against public policy as expressed in the Securities Act and they are therefore unenforceable.

         The Company's bylaws provide that it will indemnify our directors and officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law.

         The Company has entered into agreements to indemnify directors, certain officers and other agents, in addition to indemnification provided for in the Company's certificate of incorporation or bylaws. These agreements, among other things, indemnify the Company's directors and certain officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by the Company arising out of the person's services as the Company's director or officer or any other company or enterprise to which the person provides services at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company also currently maintains liability insurance for officers and directors.

                       EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1               Opinion of Cooley Godward LLP.

10.27*            Stock Option Agreement for Ian Wright-outside of the 1998
                  Stock Option Plan

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Cooley Godward LLP. Reference is made to Exhibit
                  5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1              Atmosphere Networks, Inc. 1997 Stock Plan.

99.2              Form of Notice of Assumption of the Atmosphere Networks, Inc.
                  1997 Stock Plan by Ditech Communications Corporation.

-----------------------------------------
* Incorporated by reference to the correspondingly numbered exhibit to the Company's Annual Report on Form 10-K, for the fiscal year ended April 30, 2000, filed with the Securities and Exchange Commission on July 31, 2000.

                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on form S-3, Forms S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on August 7, 2000.

                              DITECH COMMUNICATIONS CORPORATION

                              By: /s/ William J. Tamblyn
                                  --------------------------
                                  William J. Tamblyn
                                  Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Tamblyn, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                 TITLE                                       DATE
     /s/ Timothy K. Montgomery                            President, Chief Executive Officer,         August 7, 2000
--------------------------------------------              and Director (Principal Executive
     Timothy K. Montgomery                                Officer)


     /s/ William J. Tamblyn                               Vice President of Finance, Chief            August 7, 2000
--------------------------------------------              Financial Officer, and Secretary
     William J. Tamblyn                                   (Principal Financial and Accounting
                                                          Officer)

     /s/ Pong C. Lim
--------------------------------------------              Chairman of the Board                       August 7, 2000
     Pong C. Lim

     /s/ Gregory M. Avis
--------------------------------------------              Director                                    August 7, 2000
     Gregory M. Avis

     /s/ Peter Y. Chung
--------------------------------------------              Director                                    August 7, 2000
     Peter Y. Chung


SIGNATURE                                                 TITLE                                       DATE
     /s/ William A. Hasler
--------------------------------------------              Director                                    August 7, 2000
     William A. Hasler

     /s/ Kenneth E. Jones
--------------------------------------------              Director                                    August 7, 2000
     Kenneth E. Jones


--------------------------------------------              Director                                    August  , 2000
     Andrei M. Manoliu

     /s/ George J. Turner
--------------------------------------------              Director                                    August 7, 2000
     George J. Turner, Ph.D.


                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
5.1               Opinion of Cooley Godward LLP.

10.27*            Stock Option Agreement for Ian Wright-outside of the 1998
                  Stock Option Plan

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Cooley Godward LLP. Reference is made to Exhibit
                  5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1              Atmosphere Networks, Inc. 1997 Stock Plan.

99.2              Form of Notice of Assumption of the Atmosphere Networks, Inc.
                  1997 Stock Plan by Ditech Communications Corporation.

-----------------------------------------
* Incorporated by reference to the correspondingly numbered exhibit to the Company's Annual Report on Form 10-K, for the fiscal year ended April 30, 2000, filed with the Securities and Exchange Commission on July 31, 2000.